Exhibit (a)(1)(E)

SOLECTRON CORPORATION
Offer to Exchange
2.5484 Shares of Common Stock
and $1.97 in Cash per Equity Security Unit
for
7.25% Adjustable Conversion-Rate Equity Security Units
In Order to Effect Early Settlement of
the Purchase Contracts Embedded in up to 41,800,000 of the
Equity Security Units

THE EARLY SETTLEMENT OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MAY 5, 2004, UNLESS EXTENDED. TENDERS OF EQUITY SECURITY UNITS MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

April 8, 2004

To Our Clients:

      We are enclosing a Confidential Offering Memorandum, dated April 8, 2004 (the “Offering Memorandum”), of Solectron Corporation, a Delaware corporation (“Solectron”), and a related Letter of Transmittal (which together constitute the “Early Settlement Offer”) relating to the offer by Solectron to exchange shares of its common stock and cash for up to 41,800,000 of its outstanding 7.25% Adjustable Conversion-Rate Equity Security Units (the “Equity Security Units”) upon the terms and subject to the conditions set forth in the Early Settlement Offer.

      The Early Settlement Offer is made on the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, including the condition that there be no reasonable likelihood, in Solectron’s good faith reasonable judgment, that the Early Settlement Offer would cause the Equity Security Units to be delisted from the NYSE.

      The exchange offer is subject to certain conditions. See “The Early Settlement Offer — Conditions to the Early Settlement Offer” in the Offering Memorandum.

      We are the holder of record of Equity Security Units held by us for your account. A tender of such Equity Security Units can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Equity Security Units held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Equity Security Units held by us for your account pursuant to the terms and conditions of the Early Settlement Offer.

      We urge you to carefully read the Offering Memorandum and related Letter of Transmittal before instructing us to tender your units.

      Your attention is directed to the following:

      1. The Early Settlement Offer is for up to a maximum of 41,800,000 of the Equity Security Units.

      2. The Early Settlement Offer is subject to the conditions set forth in the Offering Memorandum in the section captioned “The Early Settlement Offer — Conditions to the Early Settlement Offer.”

      3. Solectron expressly reserves the right to amend the Early Settlement Offer for any or no reason at any time prior to the Expiration Date.

      4. Any transfer taxes incident to the transfer of Equity Security Units from the holder to Solectron will be paid by Solectron, except as otherwise provided in the Instructions in the Letter of Transmittal.

      5. The Early Settlement Offer expires at Midnight, New York City time, on May 5, 2004, unless extended by Solectron.

      Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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INSTRUCTIONS TO REGISTERED HOLDER AND/ OR DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

      The undersigned acknowledge(s) receipt of the Confidential Offering Memorandum, dated April 8, 2004 (the “Offering Memorandum”), of Solectron Corporation, a Delaware corporation (“Solectron”), and the accompanying Letter of Transmittal, that together constitute the offer of Solectron (the “Early Settlement Offer”) to exchange shares of Solectron’s common stock and cash for up to 41,800,000 of Solectron’s issued and outstanding 7.25% Adjustable Conversion-Rate Equity Security Units (the “Equity Security Units”) as a means of effecting an Early Settlement of up to 41,800,000 purchase contracts embedded in such Equity Security Units. Certain terms used but not defined herein have the meanings ascribed to them in the Offering Memorandum.

      This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Early Settlement Offer with respect to the Equity Security Units held by you for the account of the undersigned.

Equity Security Units to be Tendered

     The number of Equity Security Units held by you for the account of the undersigned is (fill in amount):

                                            of the 7.25% Adjustable Conversion-Rate Security Units.

     With respect to the Early Settlement Offer, the undersigned hereby instructs you (check the appropriate box):

☐	To tender the following Equity Security Units held by you for the account of the undersigned (insert number of Equity Security Units to be tendered) (if any):

_________________________________________________________________________ *

☐	Not to tender any Equity Security Units held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of units indicated above as held for the account of the undersigned will be tendered.

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IMPORTANT

PLEASE SIGN HERE

(to be completed by all tendering holders)

      The completion, execution and timely delivery of these instructions will be deemed to constitute an instruction to tender Equity Security Units as indicated above.

Signature(s):

Name(s) (Please Print):

Address:

Zip Code:

Area Code and Telephone No.:

Tax Identification or Social Security No.:

My Account Number with You:

Date:

(Must be signed by the registered holder(s) of the Equity Security Units exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 5 to the Letter of Transmittal.)

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